Exhibit 4.8

                             SUBORDINATION AGREEMENT

     This Subordination Agreement (this "Agreement") dated as of October 8, 2004 by and among Laurus Master Fund, Ltd. ("Senior Lender"), Donald M. Shimp, Mark Presgraves, Fred Smith and Steven Chaussy (each a "Subordinated Lender" and collectively, "Subordinated Lenders") and Hesperia Holding, Inc., Hesperia Truss, Inc. and Pahrump Valley Truss, Inc. (each a "Company" and collectively "Companies").

                                   BACKGROUND

     As an inducement for Senior Lender to provide a credit facility in favor of Companies, Subordinated Lender has agreed to enter into this Agreement to provide for the subordination of the "Subordinated Indebtedness" to the "Senior Indebtedness".

                                   AGREEMENTS

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1. Definitions.

          (a) General Terms. For purposes of this Agreement, the following terms shall have the following meanings:

          "Company" shall have the meaning set forth in the introductory paragraph of this Agreement.

          "Creditor Agreements" shall mean, collectively, the Senior Lending Agreements and the Subordinated Lending Agreements.

          "Creditors"   shall  mean,   collectively,   Senior  Lender  and  each
Subordinated Lender and their respective heirs, administrators, executors, successors and assigns.

          "Distribution" shall mean any payment, whether in cash, in kind, securities or any other property, or security for any such Distribution.

          "Documents" shall have the meaning given to the term "Ancillary Agreements" in the Security Agreement.

     "Event" shall have the meaning set forth in Section 2(b)(iii) hereof.

          "Holder of Subordinated Indebtedness" or "Subordinated Lender" shall mean Donald M. Shimp, Mark Presgraves, Fred Smith, Steven Chaussy and any other Person(s) at any time or in any manner acquiring any right or interest in any of the Subordinated Indebtedness, and any heirs, administrators, executors, successor and assigns of such Person.

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          "Person"  shall  mean an  individual,  a  partnership,  a  corporation
(including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture, a limited liability company, a limited liability partnership or other entity, or a government or any agency, instrumentality or political subdivision thereof.

          "Security Agreement" shall mean the Security Agreement dated as of the date hereof among Companies and Senior Lender, as the same may be amended, supplemented, modified or restated from time to time.

          "Senior Indebtedness" shall mean all Obligations of any kind owed by each Company to Senior Lender from time to time under or pursuant to any of the Senior Lending Agreements including, without limitation, all principal, interest accruing thereon, charges, expenses, fees and other sums (including all interest, charges, expenses, fees and other sums accruing after commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Company) chargeable to Companies by Senior Lender, and reimbursement, indemnity or other obligations due and payable to Senior Lender. Senior Indebtedness shall continue to constitute Senior Indebtedness, notwithstanding the fact that such Senior Indebtedness or any claim for such Senior Indebtedness is subordinated, avoided or disallowed under the federal Bankruptcy Code or other applicable law. Senior Indebtedness shall also include any indebtedness of any Company incurred in connection with a refinancing of the Senior Indebtedness under the Senior Lending Agreements.

          "Senior Lender" shall have the meaning set forth in the introductory paragraph of this Agreement.

          "Senior Lending Agreements" shall mean collectively the Security Agreement and the other Documents, each as from time to time in effect.

          "Subordinated Indebtedness" shall mean all principal, interest and other amounts payable or chargeable to any Company by any Subordinated Lender, including, without limitation, in connection with each Subordinated Note and any other Subordinated Lending Agreement.

          "Subordinated Lending Agreements" shall mean, collectively, the Subordinated Notes and all promissory notes, agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Company or any other person to, with or in favor of any Subordinated Lender in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

          "Subordinated Notes" shall mean collectively, [______________________] together with any extensions thereof, securities issued in exchange therefor or modifications or amendments thereto or replacements and substitutions therefor.

          (b) Other Terms. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Security Agreement.


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          (c) Certain Matters of Construction.  The terms "herein," "hereof" and
"hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. Except as expressly set forth herein, all references to any instruments or agreements, including, without limitation, references to any of Creditor Agreements shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

     2. Covenants. Each Company and each Holder of Subordinated Indebtedness hereby covenant that until the Senior Indebtedness shall have been paid in full and satisfied in cash and the Security Agreement shall have been irrevocably terminated, all in accordance with the terms of the Security Agreement, each will comply with such of the following provisions as are applicable to it:

          (a) Transfers. Each Holder of Subordinated Indebtedness covenants that any transferee from it of any Subordinated Indebtedness shall, prior to acquiring such interest, execute and deliver a counterpart of this Agreement to each other party hereto.

          (b) Subordination Provisions. To induce Senior Lender to enter into the Security Agreement and to make loans and advances thereunder, notwithstanding any other provision of the Subordinated Indebtedness to the contrary, any Distribution with respect to the Subordinated Indebtedness is and shall be expressly junior and subordinated in right of payment to all amounts due and owing upon all Senior Indebtedness outstanding from time to time. Specifically, but not by way of limitation:

               (i) Payments. No Company shall make any Distribution on the Subordinated Indebtedness until such time as the Senior Indebtedness shall have been paid in full in cash and the Security Agreement shall have been irrevocably terminated.

               (ii) Limitation on Acceleration. No Holder of Subordinated Indebtedness shall be entitled to accelerate the maturity of the Subordinated Indebtedness, exercise any remedies or commence any action or proceeding to recover any amounts due or to become due with respect to Subordinated Indebtedness until such time as the Senior Indebtedness shall have been paid in full in cash and the Security Agreement shall have been irrevocably terminated.

               (iii) Prior Payment of Senior Indebtedness in Bankruptcy, etc. In the event of any insolvency or bankruptcy proceedings relative to any Company or its property, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, or, in the event of any proceedings for voluntary liquidation, dissolution or other winding up of any Company or distribution or marshalling of its assets or any composition with creditors of any Company, whether or not involving insolvency or bankruptcy, or if any Company shall cease its operations, call a meeting of its creditors or no longer do business as a going concern (each individually or collectively, an "Event"), then all Senior Indebtedness shall be paid in full and satisfied in cash and the Security Agreement irrevocably terminated before any Distribution shall be made


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on account of any Subordinated Indebtedness.  Any such Distribution which would, but for the provisions hereof, be payable or deliverable in respect of the Subordinated Indebtedness, shall be paid or delivered directly to Senior Lender or its representatives, in the proportions in which they hold the same, until amounts owing upon Senior Indebtedness shall have been paid in full in cash and the Security Agreement irrevocably terminated.

               (iv) Power of  Attorney.  To enable  Senior  Lender to assert and enforce its rights hereunder in any proceeding referred to in Section 2(b)(iii) or upon the happening of any Event, Senior Lender or any Person whom it may designate is hereby irrevocably appointed attorney in fact for each Subordinated Lender with full power to act in the place and stead of such Subordinated Lender including the right to make, present, file and vote such proofs of claim against any Company on account of all or any part of the Subordinated Indebtedness as Senior Lender may deem advisable and to receive and collect any and all dividends or other payments made thereon and to apply the same on account of the Senior Indebtedness. Each Subordinated Lender will execute and deliver to Senior Lender such instruments as may be required by Senior Lender to enforce any and all Subordinated Indebtedness, to effectuate the aforesaid power of attorney and to effect collection of any and all dividends or other payments which may be made at any time on account thereof, and each Subordinated Lender hereby irrevocably appoints Senior Lender as the lawful attorney and agent of such Subordinated Lender to execute financing statements on behalf of such Subordinated Lender and hereby further authorizes Senior Lender to file such financing statements in any appropriate public office.

               (v) Payments Held in Trust. Should any Distribution or the proceeds thereof, in respect of the Subordinated Indebtedness, be collected or received by any Subordinated Lender or any Affiliate (as such term is defined in Rule 405 of Regulation C adopted by the Securities and Exchange Commission pursuant to the Securities Act of 1933) of a Subordinated Lender at a time when such Subordinated Lender is not permitted to receive any such Distribution or proceeds thereof, then such Subordinated Lender will forthwith deliver, or cause to be delivered, the same to Senior Lender in precisely the form held by such Subordinated Lender (except for any necessary endorsement) and until so delivered, the same shall be held in trust by such Subordinated Lender, or any such Affiliate, as the property of Senior Lender and shall not be commingled with other property of such Subordinated Lender or any such Affiliate.

               (vi) Subrogation. Subject to the prior payment in full in cash of the Senior Indebtedness and the irrevocable termination of the Security Agreement, to the extent that Senior Lender has received any Distribution on the Senior Indebtedness which, but for this Agreement, would have been applied to the Subordinated Indebtedness, each Subordinated Lender shall be subrogated to the then or thereafter rights of Senior Lender including, without limitation, the right to receive any Distribution made on the Senior Indebtedness until the principal of, interest on and other charges due under the Subordinated Indebtedness shall be paid in full; and, for the purposes of such subrogation, no Distribution to Senior Lender to which any Subordinated Lender would be entitled except for the provisions of this Agreement shall, as between Company, its creditors (other than Senior Lender) and such Subordinated Lender, be deemed to be a Distribution by Company to or on account of Senior Indebtedness, it being understood that the provisions hereof are and are intended solely for the purpose of defining the relative rights of Subordinated Lenders on the one hand, and Senior Lender on the other hand.

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
               (vii) Scope of Subordination. The provisions of this Agreement are solely to define the relative rights of any Holder of Subordinated Indebtedness and Senior Lender. Nothing in this Agreement shall impair, as between a Company and Subordinated Lenders the unconditional and absolute obligation of Companies to punctually pay the principal, interest and any other amounts and obligations owing under each Subordinated Note and the other Subordinated Lending Agreements in accordance with the terms thereof, subject to the rights of Senior Lender under this Agreement.

     3. Miscellaneous.


          (a) Provisions of Subordinated Notes. From and after the date hereof, each Company and each Subordinated Lender shall cause each Subordinated Note to contain a provision to the following effect:

               "This    Note   is    subject   to   the
               Subordination  Agreement,  dated  as  of
               October  8, 2004,  among the Maker,  the
               Payee and Laurus Master Fund, Ltd., under which this Note and the Maker's obligations hereunder are subordinated in the manner set forth therein to the prior payment of certain obligations to the holders of Senior Indebtedness as defined therein."

          Proof of compliance with the foregoing shall be promptly given to Senior Lender.

     If requested by Senior Lender, each Holder of Subordinated Indebtedness shall transfer, assign and endorse over to Senior Lender each Subordinated Note, as collateral for the obligations hereunder of any Holders of Subordinated Indebtedness.

     Each Subordinated Note will be held by Senior Lender in accordance with the terms of this Agreement.

          (b) Additional Agreements. In the event that the Senior Indebtedness is refinanced in full, each Subordinated Lender agrees at the request of such refinancing party to enter into a subordination agreement on terms substantially similar to this Agreement.

          (c) Survival of Rights. The right of Senior Lender to enforce the provisions of this Agreement shall not be prejudiced or impaired by any act or omitted act of any Company or Senior Lender including forbearance, waiver, consent, compromise, amendment, extension, renewal, or taking or release of security in respect of any Senior Indebtedness or noncompliance by any Company with such provisions, regardless of the actual or imputed knowledge of Senior Lender.

          (d) Bankruptcy Financing Issues. (i) (i) This Agreement shall continue in full force and effect after the filing of any petition ("Petition") by or against any Company under the United States Bankruptcy Code (the "Code") and all converted or succeeding cases in respect thereof. All references herein to a Company shall be deemed to apply to such Company as debtor-in-possession and to a trustee for such Company. If any Company shall become subject to a proceeding under the Code, and if Senior Lender shall desire to permit the use of cash collateral or to provide post-Petition financing from Senior Lender to such Company under the Code, each Subordinated Lender agrees as follows: (1) adequate


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
notice to such Subordinated Lender shall be deemed to have been provided for such consent or post-Petition financing if such Subordinated Lender receives notice thereof three (3) Business Days (or such shorter notice as is given to Senior Lender) prior to the earlier of (a) any hearing on a request to approve such post-Petition financing or (b) the date of entry of an order approving same and (2) no objection will be raised by such Subordinated Lender to any such use of cash collateral or such post-Petition financing from Senior Lender.

               (ii) No Subordinated Lender shall join in, solicit any other person to, or act to cause the commencement of, any case involving any Company under any state or federal bankruptcy or insolvency laws or seek the appointment of a receiver for the affairs or property of Company until such time as the Senior Indebtedness shall have been paid in full in cash and the Senior Lending Agreements shall have been irrevocably terminated.

          (e) Receipt of Agreements. Each Subordinated Lender hereby acknowledges that it has delivered to Senior Lender a correct and complete copy of the Subordinated Lending Agreements as in effect on the date hereof. Each Subordinated Lender, solely for the purposes of this Agreement, hereby acknowledges receipt of a correct and complete copy of each of the Senior Lending Agreements as in effect on the date hereof. (f) No Amendment of Subordinated Lending Agreements. So long as the Security Agreement remains in effect, no Company nor any Holder of Subordinated Indebtedness shall enter into any amendment to or modification of any Subordinated Note or any other Subordinated Lending Agreement without the prior written consent of Senior Lender.

          (g) Amendments to Senior Lending Agreements. Nothing contained in this Agreement, or in any other agreement or instrument binding upon any of the parties hereto, shall in any manner limit or restrict the ability of Senior Lender from increasing or changing the terms of the loans under the Senior Lending Agreements, or to otherwise waive, amend or modify the terms and conditions of the Senior Lending Agreements, in such manner as Senior Lender and Companies shall mutually determine. Each Holder of Subordinated Indebtedness hereby consents to any and all such waivers, amendments, modifications and compromises, and any other renewals, extensions, indulgences, releases of collateral or other accommodations granted by Senior Lender to any Company from time to time, and agrees that none of such actions shall in any manner affect or impair the subordination established by this Subordination Agreement in respect of the Subordinated Indebtedness.

(h) Notice of Default. The Holders of Subordinated Indebtedness shall notify Senior Lender of the occurrence of any default under any Subordinated Note or any other Subordinated Lending Agreement.

(i) Notices. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with electronic confirmation of receipt, in each case addressed to each party at its address or

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telecopier  number set forth below or at such other address or telecopier number as has been furnished in writing by a party to the other by like notice:

           If to Senior Lender:      Laurus Master Fund, Ltd.
                                     152 West 57th Street
                                     New York, New York 10019
                                     Attention:
                                     Telephone: (212) 541-4434
                                     Facsimile: (212) 541-5800

           with a copy to:           Loeb & Loeb LLP
                                     345 Park Avenue
                                     New York, New York 10154
                                     Attention: Scott J. Giordano, Esq.
                                     Telephone:  (212) 407-4000
                                     Facsimile: (212) 407-4990

           If to Subordinated
           Lenders:

                                     Attention:
                                     Telephone:
                                     Facsimile:

           with a copy to:


                                     Attention:
                                     Telephone:
                                     Facsimile:

           If to any Company:        Hesperia Holding, Inc.
                                     9780 E Avenue
                                     Hesperia, California  92345
                                     Attention: Donald M. Shimp
                                     Telephone: (760) 244-8787
                                     Facsimile:   (760) 224-2215

           with a copy to:


                                     Attention:
                                     Telephone:
                                     Facsimile:


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

          (j) Books and Records. Each Subordinated Lender shall (a) make notations on the books of such Subordinated Lender beside all accounts or on other statements evidencing or recording any Subordinated Indebtedness to the effect that such Subordinated Indebtedness is subject to the provisions of this Agreement, (b) furnish Senior Lender, upon request from time to time, a statement of the account between such Subordinated Lender and Company and (c) give Senior Lender, upon its request, full and free access to such Subordinated Lender's books pertaining only to such accounts with the right to make copies thereof.

          (k) Binding Effect; Other. This Agreement shall be a continuing agreement, shall be binding upon and shall inure to the benefit of the parties hereto from time to time and their respective heirs, administrators, executors, successors and assigns, shall be irrevocable and shall remain in full force and effect until the Senior Indebtedness shall have been satisfied or paid in full in cash and the Security Agreement shall have been irrevocably terminated, but shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any amount paid by or on behalf of Companies with regard to the Senior Indebtedness is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Company, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee, custodian, or similar officer, for any Company or any substantial part of its property, or otherwise, all as though such payments had not been made. No action which Senior Lender or any Company may take or refrain from taking with respect to the Senior Indebtedness, including any amendments thereto, shall affect the provisions of this Agreement or the obligations of any Subordinated Lender hereunder. Any waiver or amendment hereunder must be evidenced by a signed writing of the party to be bound thereby, and shall only be effective in the specific instance. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The headings in this Agreement are for convenience of reference only, and shall not alter or otherwise affect the meaning hereof.

          (l) Security. Until the Senior Indebtedness shall have been paid in full in cash and the Security Agreement shall have been irrevocably terminated, each Subordinated Lender hereby disclaims any and all security interests, liens or other encumbrances on or in any property (personal or real) of any Company.

          (m) No Challenge to Validity, Etc. of Liens. Notwithstanding anything to the contrary expressed or implied in this Agreement, each Holder of Subordinated Indebtedness agrees that it will not at any time contest the validity, perfection, priority or enforceability of any Liens on the Collateral, or Senior Lender's right to foreclosure, realization upon, levy upon, or liquidation of any of the Collateral.

     4. Representations and Warranties.

          (a) Each Subordinated Lender represents and warrants to Senior Lender that such Subordinated Lender is the holder of the Subordinated Indebtedness. Each Subordinated Lender agrees that such Subordinated Lender shall not assign or transfer any of the Subordinated Indebtedness without (i) prior notice being given to Senior Lender and (ii) such assignment or transfer being made expressly subject to the terms of this Agreement. Each Subordinated Lender further warrants to Senior Lender that such Subordinated Lender has full right, power

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and  authority  to enter  into  this  Agreement  and,  to the such  extent  such
Subordinated Lender is an agent or trustee for other parties, that this Agreement shall fully bind all such other parties.

          (b) Senior Lender represents and warrants to each Subordinated Lender that Senior Lender is the holder of the Senior Indebtedness. Senior Lender further warrants to each Subordinated Lender that it has full right, power and authority to enter into this Agreement and, to the extent Senior Lender is an agent or trustee for other parties, that this Agreement shall fully bind all such other parties.

     5. Proceedings. ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST ANY SUBORDINATED LENDER OR ANY COMPANY WITH RESPECT TO THIS AGREEMENT OR ANY RELATED AGREEMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN STATE OF NEW YORK, UNITED STATES OF AMERICA, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT EACH PARTY HERETO ACCEPTS FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF SENIOR LENDER TO BRING PROCEEDINGS AGAINST ANY SUBORDINATED LENDER OR ANY COMPANY IN ANY COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY ANY SUBORDINATED LENDER OR ANY COMPANY AGAINST SENIOR LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR ANY RELATED AGREEMENT, SHALL BE BROUGHT ONLY IN A COURT LOCATED IN THE CITY OF NEW YORK, STATE OF NEW YORK; PROVIDED THAT NOTWITHSTANDING THE FOREGOING, IF IN ANY JUDICIAL PROCEEDING BY OR AGAINST ANY SUBORDINATED LENDER OR ANY COMPANY THAT IS BROUGHT IN ANY OTHER COURT SUCH COURT DETERMINES THAT SENIOR LENDER IS AN INDISPENSABLE PARTY, SUCH SUBORDINATED LENDER OR EACH COMPANY SHALL BE ENTITLED TO JOIN OR INCLUDE EACH PARTY HERETO IN SUCH PROCEEDINGS IN SUCH OTHER COURT. EACH SUBORDINATED LENDER AND EACH COMPANY WAIVE ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.

     6. Waiver Of Jury Trial. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY CREDITOR OR COMPANY OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENTS OR
AGREEMENT EXECUTED OR DELIVERED BY THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR

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HEREAFTER  ARISING,  AND WHETHER  SOUNDING IN CONTRACT OR TORT OR OTHERWISE  AND
EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT JURY, AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THEIR CONSENT TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     7. Company Acknowledgement. Each Company agrees that (a) nothing contained in this Agreement shall be deemed to amend, modify, supercede or otherwise alter the terms of the respective agreements between any Company and each Creditor and
(b) this Agreement is solely for the benefit of the Creditors and shall not give any Company, its successors or assigns or any other person any rights vis-a-vis any Creditor.

     8. Counterparts; Facsimile. This Agreement may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

     IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of this 8th day of October, 2004.


                    LAURUS MASTER FUND, LTD.,
                    as Senior Lender


                    By: /s/ DAVID GRIN
                        --------------
                    Name: David Grin
                    Title: Partner


                    /s/ DONALD M. SHIMP
                    -------------------
                    Donald M. Shimp, as a Subordinated Lender


                    /s/ MARK PRESGRAVES
                    -------------------
                    Mark Presgraves, as a Subordinated Lender


                    /s/ FRED SMITH
                    ---------------
                    Fred Smith, as a Subordinated Lender


                    /s/ STEVEN CHAUSSY
                    ------------------
                    Steven Chaussy, as a Subordinated Lender



                    HESPERIA HOLDING, INC.,
                    -----------------------
                    as a Company


                    By: /s/ DONALD M. SHIMP
                        -------------------
                    Name:  Donald M. Shimp
                    Title: Chief Executive Officer






                   [Signature Page to Subordination Agreement]

                    HESPERIA TRUSS, INC.,
                    as a Company


                    By: /s/ DONALD M. SHIMP
                        -------------------
                    Name:  Donald M. Shimp
                    Title: Chief Executive Officer


                    PAHRUMP VALLEY TRUSS, INC.,
                     as a Company


                    By: /s/ DONALD M. SHIMP
                        -------------------
                    Name:  Donald M. Shimp
                    Title: Chief Executive Officer




                   [Signature Page to Subordination Agreement]